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                                                                   EXHIBIT 23(a)



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in Amendment No. 1 to the Registration Statement on Form S-4 and related proxy statement/prospectus of Texas Instruments Incorporated for the registration of its common stock in connection with the merger of Texas Instruments Incorporated with Burr-Brown Corporation, and to the incorporation by reference therein of our reports dated January 24, 2000, with respect to the consolidated financial statements of Texas Instruments Incorporated included in its proxy statement for the 2000 annual meeting of stockholders and incorporated by reference in its annual report on Form 10-K for the year ended December 31, 1999 and the related financial statement schedule, as amended, included in Form 10-K/A, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP


Dallas, Texas
July 18, 2000